FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

DEARBORN PARTNERS, L.L.C.

THIS FIRST AMENDMENT dated as of January 22, 2015, to the Operating Expense Limitation Agreement, dated as of February 21, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended and Restated Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and DEARBORN PARTNERS, L.L.C. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as that term is defined in the Agreement) for each class of the Dearborn Partners Rising Dividend Fund by 0.10%, effective June 26, 2015; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	DEARBORN PARTNERS, L.L.C.
on behalf of its series listed on Amended Schedule A

By: /s/ John P. Buckel	By: /s/ Michael B. Andelman
Name: John P. Buckel	Name: Michael B. Andelman
Title: President	Title: Managing Director

AMENDED AND RESTATED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

DEARBORN PARTNERS, L.L.C.

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Dearborn Partners Rising Dividend Fund – Class A Shares	1.40%
Dearborn Partners Rising Dividend Fund – Class C Shares	2.15%
Dearborn Partners Rising Dividend Fund – Class I Shares	1.15%